Exhibit 10.1

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT is dated as of June 2, 2021 (this “Third Amendment”), and entered into by and among CryoLife, Inc., a Florida corporation (the “Borrower”), the Guarantor Subsidiaries party hereto, the Lenders party hereto and Deutsche Bank AG New York Branch, as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of December 1, 2017  (as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of October 26, 2018, as further amended by that certain Second Amendment to Credit and Guaranty Agreement, dated as of April 29, 2020, and as further amended, restated, supplemented and/or otherwise modified from time to time prior to the Third Amendment Effective Date referred to below, the “Credit Agreement”), among the Borrower, the Guarantor Subsidiaries, the Lenders, the Administrative Agent, the Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement as amended by this Third Amendment);

WHEREAS, the Borrower wishes to amend the Credit Agreement to (i) extend the Term Loan Maturity Date and the Credit Commitment Termination Date and (ii) make certain other amendments, as more fully provided herein;

WHEREAS, pursuant to Section 10.5 of Credit Agreement, certain of the amendments set forth in this Third Amendment require the consent of all Lenders affected by such amendments and pursuant to Section 2.23 of the Credit Agreement, the Borrower may replace any Lender that does not consent to such amendments by causing such Lender to assign all of its rights and obligations under the Credit Agreement to one or more assignees;  and

WHEREAS, pursuant to Sections 2.23 and 10.5 of the Credit Agreement, the Borrower, certain of the Lenders party hereto constituting no less than (i) all of the Lenders affected by the terms of this Third Amendment and the transactions contemplated hereby (other than the Third Amendment Non-Consenting Lenders (as defined below))  and (ii) the Required Lenders (determined immediately prior to giving effect to this Third Amendment) and the Administrative Agent agree to extend to Revolving Credit Commitment Termination Date and the Term Loan Maturity Date and make certain other amendments as set forth herein, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.    Amendments to Credit Agreement.  On the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)    The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows:

“Applicable Margin” means:

(a) with respect to Initial Term Loans, (i) prior to the First Amendment Effective Date, a percentage per annum equal to (x) for Eurodollar Rate Loans, 4.00% and (y) for Base Rate Loans, 3.00%,  (ii) on and after the First Amendment Effective Date and prior to the Third Amendment Effective Date, a percentage per annum equal to (x) for Eurodollar Rate Loans, 3.25% and (y) for Base Rate Loans, 2.25% and (iii) on and after the Third Amendment Effective Date, a percentage per annum equal to (x) for Eurodollar Rate Loans, 3.50% and (y) for Base Rate Loans, 2.50%;

(ii)    The definition of “Interest Period” in Section 1.1 of the Credit Agreement is hereby amended by deleting the text “two-,” therein:

(iii)    Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in proper alphabetical order:

(iv)    Section 1.1 of the Credit is hereby further amended by amending and restating the below listed defined terms in their entirety:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Revolving Credit Commitment Termination Date” means the earliest to occur of (a) June 1, 2025, as extended in accordance with this Agreement from time to time solely with respect to any Extended Revolving Credit Commitments, as applicable; provided that if any Convertible Senior Notes remain outstanding on December 31, 2024, the Revolving Credit Commitment Termination Date shall be December 31, 2024 or such other date falling on the earlier of (x) 182 days prior to the then applicable maturity date in respect of the Convertible Senior Notes and (y) June 1, 2025, (b) the date the Revolving Credit Commitments are permanently reduced to zero pursuant to Section 2.13(b), and (c) the date of the termination of the Revolving Credit Commitments pursuant to Section 8.1.

“Term Loan Maturity Date” means (a) for the Initial Term Loans, the earlier of (i) June 1, 2027, as extended in accordance with this Agreement from time to time; provided that if any Convertible Senior Notes remain outstanding on April 1, 2025, the Term Loan Maturity Date shall be April 1, 2025 or such other date falling on the earlier of (x) 91 days prior to the then applicable maturity date in respect of the Convertible Senior Notes or (y) June 1, 2027 (or as extended in accordance with this Agreement from time to time), and (ii) the date that all such Initial Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; (b) for any Incremental Term Loans, the earlier of (i) the date identified in the applicable Incremental Amendment, as extended in accordance with this Agreement from time to time, and (ii) the date that all such Incremental Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; (c) for any Extended Term Loans, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such Extended Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise; and (d) with respect to any Refinancing Term Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Term Loans will become due and payable in full hereunder, whether by acceleration or otherwise.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(v)    Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Convertible Senior Notes” means the 4.25% convertible senior notes issued by the Borrower on June 18, 2020 in an aggregate principal amount of $100,000,000 with a maturity date of July 1, 2025

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Third Amendment” shall mean that certain Third Amendment to Credit and Guaranty Agreement, dated as of June 2, 2021, among the Borrower, the Guarantor Subsidiaries, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.

“Third Amendment Lead Arranger” means DBSI in its capacity as lead arranger in respect of the Third Amendment.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(vi)    Section 2.11(d) of the Credit Agreement is hereby amended by deleting the text “the six month anniversary of the First Amendment Effective Date” and inserting the text “the six month anniversary of the Third Amendment Effective Date” in lieu thereof.

(vii)    Section 2.18(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following text in lieu thereof:

“(b)    Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Credit Document:

(i)    On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR  have either  permanently or indefinitely  ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no  longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)    Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.  At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic  reality  that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to  be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR  Loans.  During the period referenced in the foregoing sentence, the component of ABR based upon the Benchmark will not be used in any determination of ABR.

(iii)    In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.18(b).

(v)    At any time (including in connection with the implementation of a Benchmark Replacement), (i) if  the then-current Benchmark is a term rate (including Term  SOFR or USD LIBOR), then the Administrative  Agent  may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including  Benchmark Replacement) settings.

(vi)    As used in this Section 2.18(b):

(1)    “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

(2)    “Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 2.18(b) titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

(3)    “Benchmark Replacement” means, for any Available Tenor:  (A) for purposes of clause (i) of this Section 2.18(b), the first alternative set forth below that can be determined by the Administrative  Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available  Tenor of six-months’ duration, or (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR  with a SOFR-based rate having approximately the same length as the interest payment period specified in  clause (i) of this Section 2.18(b); and (B) for purposes of clause (ii) of this Section 2.18(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving  or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body,  for U.S. dollar-denominated syndicated credit facilities  at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (A) or (B) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement  and the other Loan Documents.

(4)    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative  Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration  of this Agreement  and the other Loan Documents).

(5)    “Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer  be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

(6)    “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its  reasonable discretion.

(7)    “Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative  Agent  has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business  Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election  from Lenders comprising the Required Lenders.

(8)    “Early Opt-in Election” means the occurrence of: (A) a notification by the Administrative  Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified  in  such notice and are publicly  available  for review), and (B) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

(9)    “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

(10)    “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

(11)    “SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

(12)    “Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(13)    “USD LIBOR”  means the London interbank offered rate for U.S. dollars.

(vii)    Section 10.25 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following text in lieu thereof:

“10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

B.    Conditions Precedent.  This Third Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied:

1.    The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (a) (i) the Borrower, (ii) each of the Guarantor Subsidiaries, (iii) the Administrative Agent, (iv) each of the Revolving Lenders, (v) each Lender holding Initial Term Loans (other than a Third Amendment Non-Consenting Lender (as defined below)), (vi) any Person that acquires any Initial Term Loans from any Third Amendment Non-Consenting Lender as contemplated by Section B.7 below (that together with each Person described in clause  (v) constitute all of the Lenders affected by the terms of this Third Amendment and the transactions contemplated hereby) and (b) the Required Lenders (determined immediately prior to giving effect to this Third Amendment).

2.    The Borrower shall have (a) paid to the Administrative Agent, for the ratable account of each Lender (other than a Third Amendment Non-Consenting Lender), an amendment fee in an amount equal to 0.25% of the aggregate amount of the outstanding Loans and unutilized Commitments held by such Lender immediately after giving effect to this Third Amendment (including the assignments contemplated by Section B.7), (b) paid all fees and other amounts earned, due and payable to Deutsche Bank Securities Inc. pursuant to (x) that certain that certain Engagement Letter, dated as of June 2, 2021 (the “Engagement Letter”), between the Borrower and DBSI and any separate fee letter relating thereto and (c) reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Third Amendment and any other out-of-pocket expenses of the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent as required to be paid or reimbursed pursuant to the Engagement Letter and the Credit Agreement.

3.    The Administrative Agent shall have received (x) a certificate of good standing with respect to each Credit Party from the Secretary of State (or similar official) of the State of such Credit Party’s organization, (y) a closing certificate executed by an Authorized Officer of the Borrower, dated the Third Amendment Effective Date, certifying as to the accuracy (with respect to clauses (i), (ii) and (iii) of Section C.3, in all material respects) of the matters set forth in Section C.3 of this Third Amendment and (z) a certificate executed by an Authorized Officer of the Borrower or the applicable Credit Party, dated the Third Amendment Effective Date, certifying as to the incumbency and specimen signature of each officer of a Credit Party executing this Third Amendment or any other document delivered in connection herewith on behalf of any Credit Party and attaching (A) a true and complete copy of the certificate of incorporation (or other applicable charter document) of each Credit Party, including all amendments thereto, as in effect on the Third Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (x) above, (B) a true and complete copy of, or certifying that there have been no changes to, the by-laws (or other applicable operating agreements) of each Credit Party as in effect on the Third Amendment Effective Date and (C) a true and complete copy of resolutions duly adopted or written consents duly executed by the board of directors (or equivalent governing body or any committee thereof) of each Credit Party authorizing the execution, delivery and performance of this Third Amendment and the performance of the Credit Agreement (as amended by this Third Amendment) and the other Credit Documents and certifying that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect.

4.    The Administrative Agent shall have received a solvency certificate in the form attached as Exhibit D to the Credit Agreement from the chief financial officer or other officer with equivalent duties of the Borrower certifying to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to this Third Amendment.

5.    No Default or Event of Default shall have occurred and be continuing (both immediately before and immediately after giving effect to this Third Amendment and the transactions contemplated hereby).

6.    The Administrative Agent and its counsel will have received a copy of a customary legal opinion (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent and the Lenders), dated as of the Third Amendment

Effective Date, of Fredrikson & Byron P.A., special counsel to the Borrower, with respect to the Borrower and each Guarantor Subsidiary.

7.    (i) The Initial Term Loans held by each Term Lender that has not executed and delivered a counterpart of this Third Amendment to the Administrative Agent on or prior to 12:00 P.M. (New York City time) on May 27, 2021, and constitutes a Non-Consenting Lender as contemplated by Section 2.23 of the Credit Agreement (each, a “Third Amendment Non-Consenting Lender”) shall be deemed to have been assigned its Initial Term Loans without recourse and effective on the Third Amendment Effective Date, to an assignee Lender in accordance with Section 2.23 of the Credit Agreement, (ii) the allocation of the Initial Term Loans immediately upon giving effect to this Third Amendment are on file with the Administrative Agent, (iii) any fees, costs and any other expenses in connection with such assignment arising under Section 2.18(c), 2.19 or 2.20 of the Credit Agreement (if any) shall have been paid in full or, in the case of transfer fees payable in connection with an assignment, waived by the Administrative Agent (it being understood that the Administrative Agent has waived the right to receive any processing and recordation fee as provided in Section 10.6(d) of the Credit Agreement in connection with this Third Amendment and the transactions contemplated hereby), and (iv) all accrued and unpaid interest on all Initial Term Loans of each Third Amendment Non-Consenting Lender shall have been paid in full by the assignee Lender to such Third Amendment Non-Consenting Lender in accordance with Section 2.23 of the Credit Agreement.

C.    Other Terms.

Terms Related to Replacement. The parties hereto agree that (i) the Interest Periods applicable to the outstanding Revolving Loans and Initial Term Loans as of the Third Amendment Effective Date shall not be affected by this Third Amendment and (ii) the Borrower is exercising its rights under Section 2.23 of the Credit Agreement in connection with this Third Amendment to require any Third Amendment Non-Consenting Lender to assign all of its interests, rights and obligations under the Credit Documents to one or more assignees identified by the Borrower or the Administrative Agent, and the Administrative Agent shall coordinate the transfer of all such Initial Term Loans of each such Third Amendment Non-Consenting Lender to the identified assignees, which transfers shall be effected in accordance with Section 10.6 of the Credit Agreement and shall be effective as of the Third Amendment Effective Date, and each assignee acquiring Initial Term Loans in connection with such transfers shall have provided a signature page to this Third Amendment consenting hereto with respect to such acquired Initial Term Loans.

2.    Waiver. By execution of this Third Amendment, each of the undersigned Lenders hereby waives the right to claim any compensation pursuant to Section 2.18 (to the extent any such right exists) as a result of assignments of the Initial Term Loans on the Third Amendment Effective Date.

3.    Credit Party Certifications. By execution of this Third Amendment, each of the undersigned hereby certifies, on behalf of the applicable Credit Party and not in his/her individual capacity, that as of the Third Amendment Effective Date:

(i)    each Credit Party has the corporate or other organizational power and authority to execute and deliver this Third Amendment and carry out the terms and provisions of this Third Amendment and the Credit Agreement (as modified hereby) and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Third Amendment and performance of this Third Amendment and the Credit Agreement (as modified hereby);

(ii)    each Credit Party has duly executed and delivered this Third Amendment and each of this Third Amendment and the Credit Agreement (as modified hereby) constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general equitable principles, regardless of whether considered in a proceeding in equity or at law and principles of good faith and fair dealing;

(iii)    the execution, delivery and performance by each Credit Party of this Third Amendment and the consummation of the transactions contemplated by the Third Amendment and the Credit Agreement (as modified hereby) do not and will not (i) (A) violate any of the Organizational Documents of such Credit Party or (B) otherwise require any approval of any stockholder, member or partner of such Credit Party, except for such approvals or consents which have been obtained or made; (ii) violate any provision of any law, rule, regulation, order, judgment or decree of any Governmental Authority applicable to or otherwise binding on such Credit Party, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any Person under, (A) any Contractual Obligation of such Credit Party, except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, or (B) any Material Indebtedness, and in each case, except for such approvals or consents which have been obtained or made; or (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties, and Permitted Liens);

(iv)    the representations and warranties contained in the Credit Agreement (as modified hereby) and the other Credit Documents are true and correct in all material respects on and as of the Third Amendment Effective Date (both before and after giving effect thereto) to the same extent as though made on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

(v)    no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

4.    Amendment, Modification and Waiver. This Third Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and in accordance with the provisions of Section 10.5 of the Credit Agreement.

5.    Entire Agreement. This Third Amendment, the Credit Agreement (as modified hereby) and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

6.    GOVERNING LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, INCLUDING THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.    Severability. In case any provision in or obligation hereunder or any Note will be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, will not in any way be affected or impaired thereby. If any provision of this Third Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

8.    Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of a counterpart to this Third Amendment by electronic means shall be as effective as delivery of an original counterpart hereof.

9.    Submission to Jurisdiction. All judicial proceedings brought against any Credit Party arising out of or relating hereto or any other Credit Document, or any of the Obligations, will be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Third Amendment, each Credit Party, for itself and in connection with its properties, irrevocably (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the applicable Credit Party at its address provided in accordance with Section 10.1 of the Credit Agreement; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over the applicable Credit Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that the Agents and Lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any Credit Party in the courts of any other jurisdiction.

10.    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE THIRD AMENDMENT, THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS THIRD AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.    Reaffirmation.  By executing and delivering a counterpart hereof, (i) each Credit Party hereby agrees that, as of the Third Amendment Effective Date and after giving effect to this Third Amendment, all Obligations of the Borrower shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof; (ii) each Credit Party hereby (A) agrees that, notwithstanding the effectiveness of this Third Amendment, as of the Third Amendment Effective Date and after giving effect to this Third Amendment, the Collateral Documents continue to be in full force and effect, (B) agrees as of the Third Amendment Effective Date that all of the Liens and security interests created and arising under each Collateral Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its Obligations under the Credit Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Credit Documents (as amended by this Third Amendment) and (C) as of the Third Amendment Effective Date affirms and confirms all of its obligations and liabilities under the Credit Agreement (as modified hereby) and each other Credit Document (including this Third Amendment), in each case after giving effect to this Third Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents, and acknowledges and agrees that as of the Third Amendment Effective Date such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement (as modified hereby) and the other Credit Documents, in each case after giving effect to this Third Amendment; and (iii) each Guarantor agrees that nothing in the Credit Agreement, this Third Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

12.    Assignments.  The Borrower and the Administrative Agent hereby consent to each assignment of Initial Term Loans made by (i) any Third Amendment Non-Consenting Lender to any assignee and (ii) the Third Amendment Lead Arranger (or its Affiliates) of any Initial Term Loans assigned to it by a Third Amendment Non-Consenting Lender, in each case in connection with the replacement of any Third Amendment Non-Consenting Lender (to the extent the applicable assignee has been identified on a list approved by the Borrower on or prior to the date of allocation of the Initial Term Loans to such assignee).

13.    Miscellaneous.  This Third Amendment shall constitute a Credit Document for all purposes of the Credit Agreement (as modified hereby) and the other Credit Documents.  The provisions of this Third Amendment are deemed incorporated as of the Third Amendment Effective Date into the Credit Agreement as if fully set forth therein.  Except as specifically amended by this Third Amendment, (i) the Credit Agreement and the other Credit Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Third Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Third Amendment as of the date first set forth above.

BORROWER:

CRYOLIFE, Inc.

By:__________________________________________

Name:

Title:

[Signature Page to CryoLife, Inc. Third Amendment to Credit and Guaranty Agreement]

GUARANTOR SUBSIDIARIES:

CRYOLIFE INTERNATIONAL, INC.

ON-X LIFE TECHNOLOGIES HOLDINGS, INC.

ON-X LIFE TECHNOLOGIES, INC.

AURAZYME PHARMACEUTICALS, INC.

By:__________________________________________

Name:

Title:

[Signature Page to CryoLife, Inc. Third Amendment to Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:__________________________________________

Name:

Title:

By:__________________________________________

Name:

Title:

[Signature Page to CryoLife, Inc. Third Amendment to Credit and Guaranty Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to be executed as of the date first written above.

_______________________________________

(Please type or print legal name of Lender)

By:__________________________________________

Name:

Title:

[If a second signature is required]

By:__________________________________________

Name:

Title:

[Signature Page to CryoLife, Inc. Third Amendment to Credit and Guaranty Agreement]